UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 11, 2005

                                  Airtrax, Inc.
             (Exact name of registrant as specified in its charter)



       New Jersey                      0-25791                   22-3506376
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)


                870B Central Avenue, Hammonton, New Jersey 08037
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (609)-567-7800

                                   Copies to:
                               Richard A. Friedman
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2005, we entered into a Subscription Agreement (the "Subscription Agreement") pursuant to which we sold an aggregate of $5,000,000 of principal amount promissory notes (the "Notes") convertible into shares of our common stock, no par value, and Class A and Class B share purchase warrants (the "Warrants") to purchase shares of our common stock to certain purchasers who are a party to the Subscription Agreement (the "Purchasers")

The Notes mature on August 10, 2005 and pay simple interest accruing at the annual rate of 6%, either in the form of freely-tradeable common stock, which shall be valued at the conversion price in effect at the maturity date, or cash, each at our option. The Notes are convertible into shares of our common stock at a conversion price equal to $1.30, subject to adjustment in certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock. We may in our discretion require that the Purchasers convert all or a portion of the Notes and the Purchasers may in their discretion require that we redeem all or a portion of the Notes pursuant to the Subscription Agreement.

In addition, we issued an aggregate of 1,923,077 Class A Warrants and 961,538 Class B Warrants, representing 50 Class A Warrants and 25 Class B Warrants for each 100 shares of common stock which would be issued on the closing date assuming the complete conversion of the Notes issued on the closing date at the conversion price in effect on the closing date. The Class A Warrants are exercisable at a price equal to $1.85 from the date of issuance until 5 years after the closing date. The Class B Warrants are exercisable at a price equal to $2.11, representing 101% of the 3 day average closing bid prices of our common stock on the trading day immediately preceding the closing date, from the date of issuance until 5 years after the closing date. The Class A and Class B Warrants both have a cashless feature.

Under the Subscription Agreement, we are obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not then available to us, on such form of registration statement that is available to effect the registration of the common stock issuable upon conversion of the Notes and exercise of the Warrants) within 10 days after the effectiveness of this registration statement provided, however, that in the event that we do not obtain shareholder approval to increase the number of our authorized shares of common stock to 100,000,000 before 10 days after the effectiveness of this registration statement, then we are required to file a registration statement no later than 10 days after such shareholder approval is obtained (but in any event no later than April 30, 2005). We are obligated to use our best efforts to amend this registration statement to include the shares of our common stock issuable upon conversion of the Notes and exercise of the Warrants. In addition, we shall cause the registration statement to be declared effective no later than 105 days after the filing date.

First Montauk Securities Corp. (the "Selling Agent") acted as selling agent in connection with the offering. We issued a total of 384,616 Warrants on February 11, 2005 to the Selling Agent and the Selling Agent received gross fees of $650,000, as consideration for services performed in connection with the issuance of the Notes and Warrants to the Purchasers pursuant to the Subscription Agreement. The Selling Agent has no obligation to buy any Notes or Warrants from us. In addition, we have agreed to indemnify the Selling Agent and other persons against specific liabilities under the Securities Act of 1933, as amended.

The issuance of the Notes and the Warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Purchasers that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

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Item 2.03 Creation of a Direct Financial Obligation.

         See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

         See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

Exhibit Number     Description
-------------- -----------------------------------------------------------------
4.1 Subscription Agreement, dated February 11, 2005, by and among Airtrax, Inc. and the investors named on the signature page thereto

4.2            Form of Series A Convertible Note of Airtrax, Inc.

4.3            Form of Class A Common Stock Purchase Warrant of Airtrax, Inc.

4.4            Form of Class B Common Stock Purchase Warrant of Airtrax, Inc.

4.5            Form of Common Stock Purchase Warrant (Broker) of Airtrax, Inc.
               issued to First Montauk Securities Corp.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      Airtrax, Inc.


Date: February 11, 2005                               /s/ Peter Amico
                                                      ---------------
                                                      Peter Amico
                                                      Chief Executive Officer